             ARTICLES OF AMENDMENT AND RESTATEMENT

                               OF

             ALLIANCE GLOBAL ENVIRONMENT FUND, INC.


         Alliance Global Environment Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of
Maryland:

         FIRST:    The Charter of the Corporation is amended and
as so amended is restated in its entirety by striking out article
First through Ninth and inserting in lieu thereof the following:

        "FIRST:    (1)  The name of the incorporator is Frank I.
Nasta.

                   (2) The incorporator's post office address is One Battery Park Plaza, New York, New York 10004.

                   (3)  The incorporator is over eighteen years
of age.

                   (4)  The incorporator is forming the
corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         SECOND:   The name of the corporation (hereinafter
called the Corporation) is Alliance Global Environment Fund, Inc.

         THIRD:    (1)  The purpose for which the Corporation is
formed is to conduct, operate and carry on the business of an investment company.

                   (2)  The Corporation may engage in any other
business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

         FOURTH:   The post office address of the principal
office of the Corporation within the State of Maryland is 32 South Street, Baltimore, Maryland 21202 in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202, a Maryland Corporation.

         FIFTH:    (1)  The total number of shares of capital
stock which the Corporation shall have authority to issue is twelve billion (12,000,000,000), all of which shall be Common Stock having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of twelve million dollars ($12,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (1)(d) of Article SEVENTH hereof, three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock, three billion (3,000,000,000) of such shares are designated as Class B Common Stock, three billion (3,000,000,000) of such shares are designated as Class C Common Stock and three billion (3,000,000,000) of such shares are designated as Advisor Class Common Stock.

                   (2)  As more fully set forth hereafter, the
assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth or provided for, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption of each other class of the Corporation's stock except as otherwise provided for by the Board of Directors pursuant to paragraph (1)(d) of Article SEVENTH hereof.

                   (3)  All consideration received by the
Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably remain attributable to that class for all purposes, subject only to any automatic conversion of one class of stock into another, as hereinafter provided for, and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. The assets attributable to the Class A Common Stock, the assets attributable to the Class B Common Stock, the assets attributable to the Class C Common Stock and the assets attributable to Advisor Class Common Stock shall be invested in the same investment portfolio of the Corporation.

                   (4)  The allocation of investment income and
capital gains and expenses and liabilities of the Corporation among the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income or capital gains, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

                   (5)  Shares of each class of stock shall be
entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the four classes and any resultant differences between the net asset values per share of the four classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                   (6) On each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share entitled to vote thereon standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") with respect to the class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other classes of Common Stock, but not the class of which they are holders, or with respect to any other matter that does not affect the class of Common Stock of which they are holders.

                   (7)  In the event of the liquidation or
dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders of any class of stock shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.

                   (8) (a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge or other amount imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of stock.

                        (b)  The proceeds of the redemption of a
share (including a fractional share) of any class of capital stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

                        (c)  (i)  The term "Minimum Amount" when
used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed twenty-five thousand dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                             (ii)  If the net asset value of the
shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (c), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                             (iii)  The notice referred to in
paragraph (ii) of this subsection (c) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (c) shall be an amount equal to the net asset value of such shares.

                        (d)  Payment by the Corporation for
shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                   (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation or certain shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the

Corporation) and set forth in the Corporation's Registration
Statement.

                   (10)  For the purpose of allowing the net
asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets attributable to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

                   (11)  The Corporation may issue shares of
stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right, if any, to receive a stock certificate representing fractional shares.

                   (12)  No stockholder shall be entitled to any
preemptive right other than as the Board of Directors may establish.

         SIXTH:    The Corporation currently has eight directors.
The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation, but shall not be less than the number of directors under the Maryland General
Corporation law.

         SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

              (1) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

                   (a)   is expressly authorized to make, alter,
amend or repeal the By-Laws of the Corporation;

                   (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                   (c) is empowered to authorize, without
stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board may deem advisable.

                   (d)  is authorized to classify or to
reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation (including those in Article FIFTH hereof) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class; and

                   (e)   is authorized to adopt procedures for
determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.

              (2) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

              (3) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

              (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         EIGHTH:   (1)  To the full extent that limitations on
the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

                   (2)  The Corporation shall indemnify and
advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.

                   (3)  No provision of this Article shall be
effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                   (4)  References to the Maryland General
Corporation Law in this Article are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

         NINTH:    The Corporation reserves the right to amend,
alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation."

         SECOND:   Each share (including for this purpose a
fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class A Common Stock. Outstanding certificates representing issued and outstanding shares of Common Stock immediately prior to these Articles of Amendment and Restatement becoming effective, shall upon these Articles of Amendment and Restatement becoming effective be deemed to represent the same number of shares of Class A Common Stock. Certificates representing shares of the Class A Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer with the request that a new certificate be provided. The Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the charter of the Corporation as herein amended and restated.

         THIRD:    The Corporation desires to amend and restate
its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corporation, the name and address of the Corporation's current resident agent are as set forth herein. The number of directors is currently set at eight and their names are John D. Carifa, David H. Dievler, John H. Dobkin, W.H. Henderson, Stig Host, Richard M. Lilly, Alan Stoga and Robert C. White.

         FOURTH:   The amendment and restatement of the Charter
of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders.

         FIFTH:    The total number of shares of capital stock
that the Corporation had authority to issue immediately prior to these Articles of Amendment and Restatement becoming effective was one hundred million (100,000,000) shares of the par value of one cent ($.01) per share and of the aggregate par value of One Million Dollars ($1,000,000) all of which shares were designated Common Stock. The total number of shares of capital stock that the Corporation has authority to issue upon these Articles of Amendment and Restatement becoming effective is twelve billion (12,000,000,000) shares, all of the par value of one-tenth of one cent ($.001) per share, and of the aggregate par value of twelve million dollars ($12,000,000). Three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock, three billion (3,000,000,000) of such shares are designated as Class B Common Stock, three billion (3,000,000,000) of such shares are designated as Class C Common Stock and three billion (3,000,000,000) of such shares are designated as Advisor Class Common Stock.

         SIXTH:    These Articles of Amendment and Restatement
shall become effective on ________________, 1997 at _____ [p.m.]
Eastern Time.

         IN WITNESS WHEREOF, Alliance Global Environment Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, John D. Carifa, and witnessed by its Secretary, Edmund P. Bergan, Jr., on
[             ]   , 1997.

         The President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment and restatement of the Corporation's Articles of Incorporation are true in all material respects and that this statement is made under penalties of perjury.


                                  By:___________________________
                                     John D. Carifa
                                     President


Witness:


_____________________________
Edmund P. Bergan, Jr.
Secretary






































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